UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) or (g) OF THE SECURITIES

EXCHANGE ACT OF 1934

AKTIEBOLAGET SVENSK EXPORTKREDIT
(SWEDISH EXPORT CREDIT CORPORATION)

(Exact Name of Registrant as Specified in its Charter)

Kingdom of Sweden (State or Other Jurisdiction of Incorporation or Organization)	None (I.R.S. Employer Identification No.)

Västra Trädgårdsgatan 11 B
Stockholm, Sweden

(Address of Principal Executive Offices)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
U.S.$250,000,000 ELEMENTSSM Linked to the SPECTRUM Large Cap U.S. Sector Momentum Index developed by BNP Paribas due August 8, 2022, Medium-Term Notes, Series D	NYSE Arca, Inc.

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☐

Securities Act registration statement file number to which this form relates:  333-131369

Securities to be registered pursuant to Section 12(g) of the Act:

None

(Title of Class)

INFORMATION REQUIRED IN REGISTRATION STATEMENT

On January 30, 2006, Aktiebolaget Svensk Exportkredit (Swedish Export Credit Corporation) (the Registrant) filed with the Securities and Exchange Commission (the Commission) a Registration Statement on Form F-3ASR (File No. 333-131369) (the Registration Statement) relating, among other securities, to certain debt securities (including the Medium-Term Notes, Series D) of the Registrant, at which point the Registration Statement became effective under the Securities Act of 1933, as amended (the Securities Act).  On February 14, 2006, the Registrant filed with the Commission Post-effective Amendment No. 1 to the Registration Statement.

On January 31, 2006, the Registrant filed with the Commission pursuant to Rule 424(b)(3) under the Securities Act, the prospectus dated January 30, 2006, as supplemented by the prospectus supplement dated January 30, 2006 (the Prospectus and the Prospectus Supplement, respectively). On August 1, 2007, the Registrant filed with the Commission pursuant to Rule 424(b)(2) under the Securities Act a pricing supplement dated August 1, 2007, including the Prospectus and the Prospectus Supplement (as previously amended and supplemented, the Pricing Supplement), relating to the ELEMENTSSM Linked to the SPECTRUM Large Cap U.S. Sector Momentum Index developed by BNP Paribas due August 8, 2022, Medium-Term Notes, Series D (the Notes).  The Prospectus, the Prospectus Supplement and the Pricing Supplement are each incorporated herein by reference to the extent set forth below.

On August 1, 2007, the Registrant filed with the Commission a Registration Statement on Form 8-A (pursuant to Section 12(b) of the Securities Exchange Act of 1934, as amended (the Exchange Act)) to list the Notes on the New York Stock Exchange (“NYSE”), and on August 1, 2007 the NYSE certified that the Notes had been approved for listing.  On December 13, 2007, the Registrant notified the NYSE of its intention to voluntarily withdraw the Notes from listing on the NYSE in connection with their listing on NYSE Arca pursuant to this Registration Statement on Form 8-A.  On December 27, 2007, the Registrant filed with the Commission a notice of its withdrawal of the Notes from listing on the NYSE.

Item 1.                    Description of Registrant’s Securities to be Registered.

                The Registrant authorized for issuance and listing U.S.$250,000,000 ELEMENTSSM Linked to the SPECTRUM Large Cap U.S. Sector Momentum Index developed by BNP Paribas due August 8, 2022, Medium-Term Notes, Series D (the Notes), of which U.S.$10,162,000  have been offered and sold and are outstanding.  The Registrant may issue additional Notes, which will be fungible and form part of a single series of the applicable Notes with Notes issued and outstanding.

Reference is made to the information set forth on pages 5 through 7 (under “Prospectus Summary—The Debt Securities We May Offer”), pages 10 through 18 (under “Description of Debt Securities”), page 19 (under “Swedish Taxation”) contained in the Prospectus; on the cover page, pages S-11 through S-30 (under “Description of the Notes”), pages S-31 through S-36 (under “United States Tax Considerations”) of the Prospectus Supplement; on the cover page, page PS-22 (under “Valuation of the Securities”), pages PS-23 through PS-27 (under “Specific Terms of the Securities”) and pages PS-29 through PS-30 (under “United States Federal Income Tax Considerations”) of, and the Information Supplement dated December  18, 2007 to, the Pricing Supplement, all of which information is incorporated by reference in this registration statement.

Item 2.                    Exhibits.

The following exhibits shall be, or have been, filed with NYSE Arca or the Securities and Exchange Commission:

1.	Articles of Association of the Registrant, as amended. *
2.	Agency Agreement, including Form of Terms Agreement.**

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3.	Indenture.***
4.	First Supplemental Indenture.**
5.	Second Supplemental Indenture.**
6.	Form of Medium-Term Note, Series D, ELEMENTSSM Linked to the SPECTRUM Large Cap U.S. Sector Momentum Index developed by BNP Paribas due August 8, 2022. ****

*	Incorporated by reference to the Form 6-K filed by the Registrant with the Securities and Exchange Commission on August 13, 2007 (File No. 1-8382).

**	Incorporated by reference to the Registrant’s Registration Statement on Form F-3ASR (File No. 333-131369) previously filed with the Securities and Exchange Commission on January 30, 2006.

***	Incorporated by reference to the Form 6-K filed by the Registrant with the Securities and Exchange Commission on September 30, 1991 (File No. 1-8382)

****	Incorporated by reference to the Registrant’s Registration Statement on Form 8A previously filed with the Securities and Exchange Commission on August 1, 2007.

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SIGNATURE

                Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Registrant:	Aktiebolaget Svensk Exportkredit (Swedish Export Credit Corporation)

By:	s/ Per Akelind
Name:	Per Akelind
Title: Executive Director, CFO and Head of Capital Markets

By:	s/ Richard Anund
Name:	Richard Anund
Title:	Executive Director and Head of Funding

Date:                    December 27, 2007